Exhibit 99.1

WELLS FARGO AND WACHOVIA

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and explanatory notes show the impact on the historical financial positions and results of operations of Wells Fargo & Company (Wells Fargo) and Wachovia Corporation (Wachovia) of the merger (Merger) involving Wells Fargo and Wachovia under the purchase method of accounting. Under the purchase method of accounting, the assets and liabilities of Wachovia will be recorded by Wells Fargo at their respective fair values as of the date the Merger is completed. The unaudited pro forma condensed combined financial information combines the historical financial information of Wells Fargo and Wachovia as of and for the nine months ended September 30, 2008, and for the year ended December 31, 2007. The unaudited pro forma condensed combined balance sheet as of September 30, 2008, assumes the Merger was completed on that date. The unaudited pro forma condensed combined statements of income give effect to the Merger as if the Merger had been completed at the beginning of the earliest period presented.

The Merger, which is expected to be completed in the fourth quarter of 2008, provides for the exchange of 0.1991 shares of Wells Fargo common stock for each share of outstanding Wachovia common stock. Each outstanding share of each series of Wachovia preferred stock will be converted into a share (or fraction of a share) of a corresponding series of Wells Fargo preferred stock having terms substantially identical to that series of Wachovia preferred stock. At September 30, 2008, Wells Fargo had three pending acquisitions (exclusive of the Merger) with total assets of approximately $1.6 billion, and it is expected that approximately 5.9 million common shares will be issued upon consummation of these acquisitions. The unaudited pro forma condensed combined information does not give effect to these other pending acquisitions as they are not material to the unaudited pro forma condensed combined financial information, either individually or in the aggregate. On October 20, 2008 and in connection with the Merger, Wachovia issued preferred stock to Wells Fargo representing 39.9 percent of the total voting power of Wachovia capital stock entitled to vote at the Wachovia special meeting relating to the Merger. The unaudited pro forma condensed combined financial information does not give effect to this issuance which would in any event be eliminated from the pro forma presentation as it will be fully eliminated in consolidation.

The unaudited pro forma condensed combined balance sheet also includes the effects of Wells Fargo’s capital issuances to the Department of the Treasury on October 28, 2008 and Wells Fargo’s common stock offering on November 13, 2008. The unaudited pro forma condensed combined statements of income give effect to these capital issuances at the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

•	Wells Fargo’s historical unaudited financial statements as of and for the nine months ended September 30, 2008 included in Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008;

•	Wells Fargo’s historical audited financial statements as of and for the year ended December 31, 2007 included in Wells Fargo’s Annual Report on Form 10-K for the year ended December 31, 2007;

•	Wachovia’s historical unaudited financial statements as of and for the nine months ended September 30, 2008 included in Wachovia’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008; and

•	Wachovia’s historical audited financial statements as of and for the year ended December 31, 2007 included in Wachovia’s Annual Report on Form 10-K for the year ended December 31, 2007.

Wachovia’s historical unaudited financial statements as of and for the nine months ended September 30, 2008 and Wachovia’s historical audited financial statements as of and for the year ended December 31, 2007 are included as Exhibit 99.2 to Wells Fargo’s Current Report on Form 8-K filed October 30, 2008.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented. The adjustments included in these unaudited pro forma condensed financial statements are preliminary and may be revised. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of current market conditions on revenues, potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors. Further, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded at the time the Merger is completed.

WELLS FARGO AND WACHOVIA

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2008

					Pro forma
					Wells Fargo
					before
					Stock	Stock		Pro forma
(In millions)	Wells Fargo	Wachovia	Adjustments		Issuances	Issuances		Wells Fargo

ASSETS
Cash and due from banks	$12,861	$22,233	$—		$35,094	$—		$35,094
Federal funds sold, securities purchased under resale agreements and other short-term investments	8,093	12,187	—		20,280	—		20,280
Trading assets	9,097	56,000	—		65,097	—		65,097
Securities available for sale	86,882	107,693	(294)	A	194,281	—		194,281
Mortgages held for sale	18,739	2,491	—		21,230	—		21,230
Loans held for sale	635	6,756	—		7,391	—		7,391
Loans	411,049	482,373	(50,607)	B	842,815	—		842,815
Allowance for loan losses	(7,865)	(15,351)	10,372	C	(12,844)	—		(12,844)

Net loans	403,184	467,022	(40,235)		829,971	—		829,971

Mortgage servicing rights:
Measured at fair value (residential MSRs)	19,184	628	—		19,812	—		19,812
Amortized	433	938	—		1,371	—		1,371
Premises and equipment, net	5,054	7,031	538	D	12,623	—		12,623
Goodwill	13,520	18,353	(3,845)	E	28,028	—		28,028
Other assets	44,679	63,046	13,327	F	121,052	—		121,052

Total assets	$622,361	$764,378	$(30,509)		$1,356,230	$—		$1,356,230

LIABILITIES
Noninterest-bearing deposits	$89,446	$55,752	$—		$145,198	$—		$145,198
Interest-bearing deposits	264,128	363,088	1,769	G	628,985	—		628,985

Total deposits	353,574	418,840	1,769		774,183	—		774,183
Short-term borrowings	85,187	67,867	—		153,054	(37,333)	Q	115,721
Accrued expenses and other liabilities	29,293	44,318	(2,294)	H	71,317	—		71,317
Long-term debt	107,350	183,350	(4,184)	I	286,516	—		286,516

Total liabilities	575,404	714,375	(4,709)		1,285,070	(37,333)		1,247,737

STOCKHOLDERS’ EQUITY
Preferred stock	625	9,825	(294)	A,J	10,156	22,674	R	32,830
Common stock	5,788	7,124	(6,415)	J	6,497	781	R	7,278
Additional paid-in capital	8,348	59,883	(45,920)	J	22,311	13,878	R	36,189
Retained earnings	40,853	(22,465)	22,465	J	40,853	—		40,853
Cumulative other comprehensive income (loss)	(2,783)	(4,364)	4,364	J	(2,783)	—		(2,783)
Treasury stock	(5,207)	—	—		(5,207)	—		(5,207)
Unearned ESOP shares	(667)	—	—		(667)	—		(667)

Total stockholders’ equity	46,957	50,003	(25,800)		71,160	37,333		108,493

Total liabilities and stockholders’ equity	$622,361	$764,378	$(30,509)		$1,356,230	$—		$1,356,230

See accompanying notes to unaudited pro forma condensed combined financial statements.

WELLS FARGO AND WACHOVIA

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Nine Months Ended September 30, 2008

					Pro forma
					Wells Fargo
					before
					Stock	Stock		Pro forma
	Wells Fargo	Wachovia	Adjustments		Issuances	Issuances		Wells Fargo
(In millions, except per share amounts)

INTEREST INCOME
Trading assets	$126	$1,508	$—		$1,634	$—		$1,634
Securities available for sale	3,753	4,547	873	K	9,173	—		9,173
Mortgages held for sale	1,211	151	—		1,362	—		1,362
Loans held for sale	34	365	—		399	—		399
Loans	20,906	20,220	2,628	L	43,754	—		43,754
Other interest income	140	1,434	—		1,574	—		1,574

Total interest income	26,170	28,225	3,501		57,896	—		57,896

INTEREST EXPENSE
Deposits	3,676	7,348	—		11,024	—		11,024
Short-term borrowings	1,274	1,330	—		2,604	(703)	Q	1,901
Long-term debt	2,801	5,514	826	N	9,141	—		9,141

Total interest expense	7,751	14,192	826		22,769	(703)		22,066

NET INTEREST INCOME	18,419	14,033	2,675		35,127	703		35,830
Provision for credit losses	7,535	15,027	—		22,562	—		22,562

Net interest income (loss) after provision for credit losses	10,884	(994)	2,675		12,565	703		13,268

NONINTEREST INCOME
Service charges on deposit accounts	2,387	2,102	—		4,489	—		4,489
Trust and investment fees	2,263	7,253	—		9,516	—		9,516
Card fees	1,747	513	—		2,260	—		2,260
Other fees	1,562	815	—		2,377	—		2,377
Mortgage banking	2,720	213	—		2,933	—		2,933
Operating leases	365	174	—		539	—		539
Insurance	1,493	239	—		1,732	—		1,732
Net gains (losses) on debt securities available for sale	316	(2,991)	—		(2,675)	—		(2,675)
Net gains (losses) from equity investments	(148)	272	—		124	—		124
Other	1,277	(1,915)	—		(638)	—		(638)

Total noninterest income	13,982	6,675	—		20,657	—		20,657

NONINTEREST EXPENSE
Salaries	6,092	4,543	—		10,635	—		10,635
Incentive compensation	2,005	4,293	—		6,298	—		6,298
Employee benefits	1,666	1,348	—		3,014	—		3,014
Equipment	955	879	—		1,834	—		1,834
Net occupancy	1,201	1,137	—		2,338	—		2,338
Operating leases	308	86	—		394	—		394
Goodwill impairment	—	24,846	—		24,846	—		24,846
Intangible amortization	139	296	1,337	O	1,772	—		1,772
Other	4,473	6,374	—		10,847	—		10,847

Total noninterest expense	16,839	43,802	1,337		61,978	—		61,978

INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)	8,027	(38,121)	1,338		(28,756)	703		(28,053)
Income tax expense (benefit)	2,638	(4,844)	(39)	P	(2,245)	261	Q	(1,984)

NET INCOME (LOSS)	$5,389	$(33,277)	$1,377		$(26,511)	$442		$(26,069)
Dividends on preferred stock and accretion	—	427	—		427	1,258	R	1,685

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$5,389	$(33,704)	$1,377		$(26,938)	$(816)		$(27,754)

EARNINGS (LOSS) PER COMMON SHARE	$1.63	$(16.28)			$(7.24)			$(6.62)
DILUTED EARNINGS (LOSS) PER COMMON SHARE	$1.62	$(16.28)			$(7.24)			$(6.62)
DIVIDENDS DECLARED PER COMMON SHARE	$0.96	$1.07			$0.96			$0.96
Average common shares outstanding	3,309.6	2,070.5	(1,658.3)		3,721.8	468.5		4,190.3
Diluted average common shares outstanding	3,323.4	2,080.0	(1,665.9)		3,737.5	468.5		4,206.0

See accompanying notes to unaudited pro forma condensed combined financial statements.

WELLS FARGO AND WACHOVIA

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Year Ended December 31, 2007

					Pro forma
					Wells Fargo
					before
					Stock	Stock		Pro forma
	Wells Fargo	Wachovia	Adjustments		Issuances	Issuances		Wells Fargo
(In millions, except per share amounts)

INTEREST INCOME
Trading assets	$173	$2,062	$—		$2,235	$—		$2,235
Securities available for sale	3,451	6,097	1,455	K	11,003	—		11,003
Mortgages held for sale	2,150	240	—		2,390	—		2,390
Loans held for sale	70	1,023	—		1,093	—		1,093
Loans	29,040	29,995	5,255	L	64,290	—		64,290
Other interest income	293	2,814	—		3,107	—		3,107

Total interest income	35,177	42,231	6,710		84,118	—		84,118

INTEREST EXPENSE
Deposits	8,152	12,961	(1,767)	M	19,346	—		19,346
Short-term borrowings	1,245	2,849	—		4,094	(1,796)	Q	2,298
Long-term debt	4,806	8,291	1,376	N	14,473	—		14,473

Total interest expense	14,203	24,101	(391)		37,913	(1,796)		36,117

NET INTEREST INCOME	20,974	18,130	7,101		46,205	1,796		48,001
Provision for credit losses	4,939	2,261	—		7,200	—		7,200

Net interest income after provision for credit losses	16,035	15,869	7,101		39,005	1,796		40,801

NONINTEREST INCOME
Service charges on deposit accounts	3,050	2,686	—		5,736	—		5,736
Trust and investment fees	3,149	8,367	—		11,516	—		11,516
Card fees	2,136	581	—		2,717	—		2,717
Other fees	2,292	1,075	—		3,367	—		3,367
Mortgage banking	3,133	141	—		3,274	—		3,274
Operating leases	703	245	—		948	—		948
Insurance	1,530	447	—		1,977	—		1,977
Net gains (losses) on debt securities available for sale	209	(278)	—		(69)	—		(69)
Net gains from equity investments	734	759	—		1,493	—		1,493
Other	1,480	(726)	—		754	—		754

Total noninterest income	18,416	13,297	—		31,713	—		31,713

NONINTEREST EXPENSE
Salaries	7,762	5,652	—		13,414	—		13,414
Incentive compensation	3,284	4,876	—		8,160	—		8,160
Employee benefits	2,322	1,662	—		3,984	—		3,984
Equipment	1,294	1,098	—		2,392	—		2,392
Net occupancy	1,545	1,343	—		2,888	—		2,888
Operating leases	561	135	—		696	—		696
Intangible amortization	158	424	1,980	O	2,562	—		2,562
Other	5,898	5,203	—		11,101	—		11,101

Total noninterest expense	22,824	20,393	1,980		45,197	—		45,197

INCOME BEFORE INCOME TAX EXPENSE	11,627	8,773	5,121		25,521	1,796		27,317
Income tax expense	3,570	2,461	1,855	P	7,886	666	Q	8,552

NET INCOME	$8,057	$6,312	$3,266		$17,635	$1,130		$18,765
Dividends on preferred stock and accretion	—	—	—		—	1,651	R	1,651

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$8,057	$6,312	$3,266		$17,635	$(521)		$17,114

EARNINGS PER COMMON SHARE	$2.41	$3.31			$4.73			$4.08
DILUTED EARNINGS PER COMMON SHARE	$2.38	$3.26			$4.68			$4.04
DIVIDENDS DECLARED PER COMMON SHARE	$1.18	$2.40			$1.18			$1.18
Average common shares outstanding	3,348.5	1,907.2	(1,527.5)		3,728.2	468.5		4,196.7
Diluted average common shares outstanding	3,382.8	1,934.2	(1,549.2)		3,767.8	470.7		4,238.5

See accompanying notes to unaudited pro forma condensed combined financial statements.

WELLS FARGO AND WACHOVIA

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
As of and for the Nine Months Ended September 30, 2008, and for the
Year Ended December 31, 2007

Note 1:	Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared using the purchase method of accounting, giving effect to the merger involving Wells Fargo & Company (Wells Fargo) and Wachovia Corporation (Wachovia) (Merger) as if it had occurred as of the beginning of the earliest period presented. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position had the Merger been consummated at the beginning of the period presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. Certain historical financial information has been reclassified to conform to the current presentation. The Merger, which is expected to be completed in the fourth quarter of 2008, provides for issuance of 0.1991 shares of Wells Fargo common stock for each share of outstanding Wachovia common stock, and is subject to Wachovia shareholder approval. Each outstanding share of each series of Wachovia preferred stock will be converted into a share (or fraction of a share) of a corresponding series of Wells Fargo preferred stock having terms substantially identical to that series of Wachovia preferred stock. At September 30, 2008, Wells Fargo had three pending acquisitions (exclusive of the Merger) with total assets of approximately $1.6 billion, and it is expected that approximately 5.9 million common shares will be issued upon consummation of these acquisitions. The unaudited pro forma information does not give effect to these other pending acquisitions as they are not material to the unaudited pro forma condensed combined financial information, either individually or in the aggregate. On October 20, 2008 and in connection with the Merger, Wachovia issued preferred stock to Wells Fargo representing 39.9 percent of the total voting power of Wachovia capital stock entitled to vote at the Wachovia special meeting relating to the Merger. The unaudited pro forma condensed combined financial information does not give effect to this issuance as it will be fully eliminated in consolidation.

The unaudited pro forma condensed combined financial information includes preliminary estimated adjustments to record assets and liabilities of Wachovia at their respective fair values and represents management’s estimates based on available information. The pro forma adjustments included herein are subject to updates as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after the Merger is completed and after completion of thorough analyses to determine the fair value of Wachovia’s tangible and identifiable intangible assets and liabilities as of the date the Merger is completed. Increases or decreases in the estimated fair values of the net assets, commitments, executory contracts, and other items of Wachovia as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact the statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Wachovia’s stockholders’ equity including results of operations from October 1, 2008, through the date the Merger is completed will also change the amount of goodwill recorded.

The unaudited pro forma condensed combined financial statements assume that the Merger will close in fourth quarter 2008. However, if the Merger is consummated on or after January 1, 2009, the Merger will be accounted for under Statement of Financial Accounting Standards (revised 2007), Business Combinations (SFAS 141R). SFAS 141R would require that the purchase price be determined based on Wells Fargo’s closing stock price on the date the Merger is consummated, that the loan portfolio consisting of both impaired loans, as defined, and nonimpaired loans, be recorded at fair value, with no carry-over of the allowance for credit losses, and that contingent assets and liabilities be recorded at fair value. Further, SFAS 141R would require that Merger-related exit and termination costs be recorded to expense as incurred.

The unaudited pro forma condensed combined balance sheet also includes the effects of Wells Fargo’s capital issuances to the Department of the Treasury on October 28, 2008 and Wells Fargo’s common stock

WELLS FARGO AND WACHOVIA

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)
As of and for the Nine Months Ended September 30, 2008, and for the
Year Ended December 31, 2007

offering on November 13, 2008. The unaudited pro forma condensed combined statements of income give effect to these capital issuances at the beginning of the earliest period presented (see Note 7).

Note 2:	Accounting Policies and Financial Statement Classifications

The accounting policies of both Wells Fargo and Wachovia are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassifications may be determined. The allowance for credit losses could represent a significant conforming change based on a detailed analysis of methodologies employed by Wells Fargo and Wachovia. For example, the loss emergence periods used for various loan product classes, the estimated probability of default, the loss given default and the asset quality ratings assigned to specific credits may differ and require conformity. Further, other conforming adjustments could be determined based on the accounting policy review. Aside from Wells Fargo’s investment in preferred securities issued by Wachovia, as further discussed below in Note 5, transactions between Wells Fargo and Wachovia are not material in relation to the unaudited pro forma condensed combined financial information.

Note 3:	Merger Related Charges

In connection with the Merger, the plan to integrate Wells Fargo’s and Wachovia’s operations is still being developed. The total integration costs have been preliminarily estimated to be approximately $7.9 billion ($5.0 billion after tax), of which approximately $3.1 billion ($2.0 billion after tax) are estimated to be recorded in purchase accounting. The specific details of these plans will continue to be refined over the next several months. Currently, our merger integration team is assessing the two companies’ operations, including information systems, premises, equipment, benefit plans, supply chain methodologies, service contracts and personnel to determine optimum strategies to realize cost savings. Our merger integration decisions will impact certain existing Wachovia facilities (both leased and owned), information systems, supplier contracts and costs associated with the involuntary termination of personnel. Additionally, as part of our formulation of the merger integration plan, certain actions regarding existing Wells Fargo information systems, premises, equipment, benefit plans, supply chain methodologies, supplier contracts and involuntary termination of personnel may be taken. To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these integration actions. We expect that such decisions will be completed after the Merger. The estimated non-recurring charge consists of the following:

(in billions)

Costs associated with systems integration, operations and customer conversions	$4.2
Employee-related expense	1.8
Branch and administrative site consolidations, name change and signage	1.9

7.9
Income tax benefit	(2.9)

Total estimated non-recurring charges	$5.0

Note 4:	Estimated Annual Cost Savings

The unaudited pro forma condensed combined financial information does not reflect any benefit expected from revenue enhancements or derived from potential cost savings related to the Merger. Although management anticipates revenue enhancements and annual cost savings of approximately $5.0 billion before taxes that will result from the Merger, there can be no assurance these items will be achieved.

WELLS FARGO AND WACHOVIA

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)
As of and for the Nine Months Ended September 30, 2008, and for the
Year Ended December 31, 2007

Note 5:	Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current assumptions and valuations which are subject to change.

Balance Sheet Adjustments

A	Securities available for sale and preferred securities were adjusted by $0.3 billion to reflect Wells Fargo’s investment in preferred securities of Wachovia that will be eliminated in consolidation.

B	Loans were adjusted by $50.6 billion consisting of:

•	A decrease of $39.2 billion for estimated credit losses for the loans in the scope of AICPA Statement of Position, Accounting for Certain Loans or Debt Securities Acquired in a Transfer (SOP 03-3). This decrease was determined based upon the estimated credit losses over the life of the loans;

•	A decrease of $10.5 billion to adjust to current interest rates and spreads on the entire portfolio of loans; and

•	A net decrease of $0.9 billion to reverse the prior purchase accounting adjustments recorded by Wachovia and to write off the net deferred origination fees and costs recorded by Wachovia.

The total unpaid principal balance of the loans in the scope of SOP 03-3 is estimated at $91.1 billion. Loans were determined to be in the scope of SOP 03-3 if there was evidence of deterioration of credit quality since origination and it was probable that Wells Fargo would be unable to collect all contractually required payments. Excluded from the scope were loans measured at fair value with changes in fair value included in earnings, mortgage loans classified as held for sale, leases, revolving credit agreements and loans that are retained interests.

The estimated amount of accretable yield for loans in the scope of SOP 03-3 is $9.6 billion. The accretable balances were determined based upon the expected undiscounted amount of interest income to be recorded over the estimated life of the loans.

C	Allowance for loan losses was adjusted by $10.4 billion to reflect the reduction of Wachovia’s existing allowance for loan losses for loans subject to SOP 03-3. Wells Fargo determined the amount of loans scoped into SOP 03-3 by loan portfolio and then estimated the proportional amount of allowance for loan losses attributable to both SOP 03-3 and non-SOP 03-3 categories, by loan portfolio, resulting in this $10.4 billion adjustment. This amount is significantly less than the $39.2 billion adjustment related to credit losses recognized under SOP 03-3 (see Balance Sheet Adjustment B) primarily due to the different accounting requirements applicable to recognition of credit losses for impaired loans. Wachovia’s existing allowance for loan losses was determined in accordance with the guidance in FAS 5, Accounting for Contingencies, which requires that the allowance cover losses which are probable, estimable and have been incurred as of the date of the financial statements. Pursuant to the requirements of SOP 03-3, the adjustment of $39.2 billion reflects credit losses that are probable and that will be incurred over the lifetime of the loan.

D	Premises and equipment were adjusted by $0.5 billion to reflect fair value adjustments for real property.

E	Goodwill was adjusted by $3.8 billion to reflect the write off of Wachovia’s historical goodwill of $18.3 billion and establish new goodwill of $14.5 billion estimated as a result of the Merger.

WELLS FARGO AND WACHOVIA

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)
As of and for the Nine Months Ended September 30, 2008, and for the
Year Ended December 31, 2007

F	Other assets were adjusted by $13.3 billion consisting of:

• An increase in identifiable intangibles of $10.9 billion, which consists of recognizing $12.8 billion for estimated core deposit and other relationship intangibles, including intangibles for retail brokerage and asset management, offset by the elimination of $1.9 billion of Wachovia’s recorded intangible assets. The lives of the identifiable intangibles are up to 10 years and will be amortized on an accelerated basis;

• A decrease in other assets of $4.4 billion, which consists of fair value adjustments of $1.1 billion for Wachovia’s pension plan asset and $3.0 billion for Wachovia’s bank owned life insurance, and $0.3 billion for the elimination of Wachovia’s recorded debt issuance costs;

• An increase in deferred tax assets of $13.0 billion, which consists of $12.5 billion related to basis differences resulting from purchase accounting adjustments and a $0.5 billion reduction in Wachovia’s recorded deferred tax asset valuation reserve; and

• A decrease relating to the offsetting of Wells Fargo’s net deferred tax liability of $6.2 billion against Wachovia’s recorded deferred tax asset and the deferred tax asset recorded in association with the purchase accounting adjustments.

G	Interest-bearing deposits were adjusted to fair value by $1.8 billion, which includes the reversal of prior purchase accounting adjustments recorded by Wachovia and adjusting interest-bearing deposits to reflect the current interest rates and spreads.

H	Other liabilities were adjusted by $2.3 billion consisting of:

• An increase for estimated exit reserves of $3.1 billion as described in Note 3;

• An increase for estimated direct acquisition costs of $0.1 billion that will be incurred as a result of the Merger;

• An increase in Wachovia’s recorded uncertain tax position of $0.7 billion; and

• A decrease related to the offsetting of Wells Fargo’s net deferred tax liability of $6.2 billion against deferred tax assets reflected in other assets.

I	Long term debt was adjusted by $4.2 billion to reflect current interest rates and spreads.

J	Total stockholders’ equity has been adjusted by $25.8 billion to reflect the adjustment of Wachovia’s stockholders’ equity to $24.5 billion (the purchase price per Note 8) and the elimination of $0.3 billion in Wachovia preferred stock owned by Wells Fargo (see Balance Sheet Adjustment A). Specifically, the adjustment to common stock assumes that approximately 430 million shares of Wells Fargo common stock will be issued as consideration and recorded at its par value of $1 2/3 per share or approximately $709 million, with Wachovia’s retained earnings and other comprehensive income (loss) closed out to additional paid-in capital.

Income Statement Adjustments

K	Interest income from securities available for sale has been adjusted to estimate the accretion of discount on the par value of securities in excess of fair value.

L	Interest income from loans has been adjusted to estimate the accretion of the purchase accounting adjustment related to current interest rates.

WELLS FARGO AND WACHOVIA

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)
As of and for the Nine Months Ended September 30, 2008, and for the
Year Ended December 31, 2007

M	Interest expense from deposits has been adjusted to estimate the amortization of the accounting adjustment related to current interest rates and spreads. The estimated weighted average life of the deposits being marked to fair value is approximately one year and only therefore impacts the 2007 unaudited pro forma condensed combined statement of income.

N	Interest expense from long-term debt has been adjusted to estimate the accretion of the purchase accounting adjustment related to current interest rates.

O	Intangible amortization expense has been adjusted to estimate the amortization of incremental identifiable intangible assets recognized.

P	Income tax benefit for 2008 and income tax expense for 2007 reflects adjustment to consolidated effective tax rates of 7.8% and 30.9% for 2008 and 2007, respectively. The statutory federal tax rate of 35.0% is adjusted as follows to derive the consolidated effective tax rate:

	2008	2007

Statutory federal rate	35.0%	35.0%
State taxes, net	0.3	2.0
Tax exempts and credits	2.4	(3.3)
Foreign tax differential	0.5	(1.0)
Goodwill impairment	(29.9)	—
Other	(0.5)	(1.8)

Effective tax rate	7.8%	30.9%

Note 6:	Pro Forma Earnings (Loss) Per Share

The pro forma combined earnings (loss) and diluted earnings (loss) per share for the respective periods presented are based on the combined weighted average number of common and diluted potential common shares of Wells Fargo and Wachovia. The number of weighted average common shares, including all diluted potential common shares, reflects the exchange of 0.1991 shares of Wells Fargo common stock for each share of Wachovia stock. Amounts used in the determination of the pro forma basic and diluted earnings per share are as follows:

Pro forma Wells Fargo before Stock Issuances

	For the	For The
	Nine Months Ended	Year Ended
	September 30,	December 31,
(In millions, except per share amounts)	2008	2007

Pro forma net income (loss)	$(26,511)	$17,635
Less: Preferred stock dividends	427	—

Income (loss) available to common stockholders	$(26,938)	$17,635

EARNINGS (LOSS) PER COMMON SHARE
Average common shares outstanding	3,721.8	3,728.2

Per share	$(7.24)	$4.73

DILUTED EARNINGS (LOSS) PER COMMON SHARE
Average common shares outstanding	3,721.8	3,728.2

WELLS FARGO AND WACHOVIA

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)
As of and for the Nine Months Ended September 30, 2008, and for the
Year Ended December 31, 2007

	For the	For The
	Nine Months Ended	Year Ended
	September 30,	December 31,
(In millions, except per share amounts)	2008	2007

Add: Stock options	14.2	38.4
Restricted share rights	1.5	1.2

Diluted average common shares outstanding	3,737.5	3,767.8

Per share (1)	$(7.24)	$4.68

Pro forma Wells Fargo

	For the	For The
	Nine Months Ended	Year Ended
	September 30,	December 31,
(In millions, except per share amounts)	2008	2007

Pro forma net income (loss)	$(26,069)	$18,765
Less: Preferred stock dividends and accretion	1,685	1,651

Income available to common stockholders	$(27,754)	$17,114

EARNINGS (LOSS) PER COMMON SHARE
Average common shares outstanding	4,190.3	4,196.7

Per share	$(6.62)	$4.08

DILUTED EARNINGS (LOSS) PER COMMON SHARE
Average common shares outstanding	4,190.3	4,196.7
Add: Stock options	14.2	38.4
Common stock warrants	—	2.2
Restricted share rights	1.5	1.2

Diluted average common shares outstanding	4,206.0	4,238.5

Per share (1)	$(6.62)	$4.04

(1)	For the nine months ended September 30, 2008, diluted earnings (loss) per share was calculated using average common shares outstanding.

At September 30, 2008 and December 31, 2007, options and warrants to purchase 307.7 million and 20.3 million shares, respectively, were outstanding but not included in the calculation of diluted earnings per common share because the exercise price was higher than the market price (antidilutive).

Note 7:	Capital Issuance

Effective October 28, 2008, at the request of the Department of the Treasury, Wells Fargo issued $25.0 billion of securities to the Department of the Treasury, consisting of preferred stock of approximately $22.7 billion and common stock warrants with an estimated fair value of $2.3 billion, all of which are classified as Tier I capital for regulatory purposes. Additionally, on November 13, 2008, Wells Fargo issued 469 million shares of common stock with net proceeds of approximately $12.3 billion.

WELLS FARGO AND WACHOVIA

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)
As of and for the Nine Months Ended September 30, 2008, and for the
Year Ended December 31, 2007

Q	Assumes that the aggregate proceeds of $37.3 billion from the Department of the Treasury investment and the Wells Fargo common stock offering are used to reduce short-term borrowings. As a result, the pro forma condensed combined statements of income reflect a reduction in interest expense (and a corresponding increase in net interest income) based on average short term borrowing rates of 2.51% and 4.81% for the nine months ended September 30, 2008 and the year ended December 31, 2007, and related tax expense at a 37.1% marginal rate. The actual impact to net interest income would be different as Wells Fargo expects to utilize a portion of the proceeds to fund loan growth. However, such impact cannot be estimated at this time as the impact would vary based on the timing of when the loans are funded and the actual pricing of any such loans.

R	Consists of dividends on preferred stock issued to the Department of the Treasury at a 5% annual rate and accretion of the discount on preferred stock upon issuance, which is based on the value allocated to the warrants. The discount is accreted back to par value using a constant effective yield of approximately 7.2% over a five year term, which is the expected life of the preferred stock. The estimated accretion is based on a number of assumptions including the discount (market rate at issuance) rate on the preferred stock, and assumptions underlying the value of the warrants. The estimated proceeds are allocated based on the relative fair value of the warrants as compared with the fair value of the preferred stock. The fair value of the warrants is determined using a valuation model which incorporates assumptions including Wells Fargo’s common stock price, dividend yield, stock price volatility and the risk-free interest rate. The fair value of the preferred stock is determined based on assumptions regarding the discount rate (market rate) on the preferred stock (currently estimated at 13%). Common stock reflects an adjustment of $0.8 billion based on 469 million shares issued and a par value of $1 2/3 per share.

The Department of the Treasury, as part of the preferred stock issuance, received warrants to purchase approximately 110.3 million shares of Wells Fargo common stock at an initial exercise per share price of $34.01 (based on the trailing 20 day Wells Fargo average stock price as of October 10, 2008). The pro forma adjustment shows the increase in diluted shares outstanding assuming that the warrants had been issued on January 1, 2007 at an exercise price of $34.01 and remained outstanding for the periods presented. The treasury stock method was utilized to determine dilution of the warrants for the periods presented. See Note 6.

Note 8:	Preliminary Purchase Accounting Allocation

The unaudited pro forma condensed combined financial information reflects the issuance of approximately 430 million shares of Wells Fargo common stock totaling approximately $14.7 billion. Each outstanding share of each series of Wachovia preferred stock will be converted into one share of a corresponding series of Wells Fargo preferred stock having terms substantially identical to that series of Wachovia preferred stock. The Merger will be accounted for using the purchase method of accounting; accordingly Wells Fargo’s cost to acquire Wachovia will be allocated to the assets (including identifiable intangible assets) and liabilities of Wachovia at their respective estimated fair values as of the Merger date. Accordingly, the pro forma purchase price was preliminarily allocated to the assets acquired and the liabilities assumed based on their estimated fair values as summarized in the following table:

September 30, 2008
(in billions, except per share amount)

Pro Forma purchase price
Wachovia common stock and equivalents(1)	2.161
Exchange ratio	0.1991

Total shares of Wells Fargo stock exchanged	0.430
Purchase price per share of Wells Fargo common stock(2)	$34.13

September 30, 2008
(in billions, except per share amount)

$14.7
Wachovia preferred stock converted to Wells Fargo preferred stock	9.8

Total pro forma purchase price	24.5

Preliminary allocation of the pro forma purchase price
Wachovia stockholders’ equity	50.0
Wachovia goodwill and intangible assets	(20.2)
Adjustments to reflect assets acquired and liabilities assumed at fair value:
Loans, net	(40.2)
Premises and equipment, net	0.5
Intangible assets	12.8
Other assets	(4.4)
Deposits	(1.8)
Accrued expenses and other liabilities (exit, termination and other liabilities)	(3.9)
Long-term debt	4.2
Deferred taxes	13.0

Fair value of net assets acquired	10.0

Preliminary pro forma goodwill resulting from the Merger	$14.5

(1)	Includes 24 million shares of restricted stock.

(2)	The value of Wells Fargo common stock was determined by averaging the closing price of Wells Fargo common stock for the five trading days during the period October 1, 2008 through October 7, 2008.

Note 9:	Effect of Hypothetical Adjustments on Wachovia’s Historical Financial Statements

The unaudited pro forma condensed combined statement of income presents the pro forma results assuming the consummation occurred at the earliest date presented, January 1, 2007. As required by Regulation S-X Article 11, the pro forma financial statements for the nine months ended September 30, 2008 do not reflect any adjustments to eliminate Wachovia’s historical provision for credit losses and goodwill impairment charges.

Had the acquisition been consummated on January 1, 2007, the application of purchase accounting as required by FAS 141, Business Combinations, would have resulted in the acquired assets and liabilities being recorded at fair value with any excess fair value recorded as goodwill as of that date. Had the companies been combined as of the earliest date of these pro forma financial statements, management believes that Wachovia’s goodwill charges amounting to $24.8 billion would not have been required as the assets and liabilities of Wachovia would have been reflected at fair value due to the application of purchase accounting.

Wachovia’s provision for credit losses for the nine months ended September 30, 2008 reflects approximately $10.4 billion that relates to loans subject to SOP 03-3 and accordingly are adjusted for life of loan write-downs (see Balance Sheet Adjustment C in Note 5). Management believes that this provision would not have been recorded had full purchase accounting under FAS 141 been applied in the pro forma financial statements on January 1, 2007.